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                                                                    Exhibit 23.1
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CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of an aggregate of 430,188 Ordinary Shares which will be represented by 860,376 American Depositary Receipts pertaining to the 1994 Share Option Plan of CBT Group PLC (the "Company") of our report dated January 21, 1996 with respect to the consolidated financial statements and schedule of CBT Group PLC included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.

                                                                   ERNST & YOUNG
                                                           Chartered Accountants


Dublin, Ireland
June 20, 1996